Exhibit 99.1

CONTACTS

David A. Flaherty	C. Edward Jordan, Jr.
Vice President of Corporate Communications	Executive Vice President

(856) 751-9000

 For Immediate Release

COMMERCE BANK COMES TO FLORIDA “AMERICA’S MOST CONVENIENT BANK” ACQUIRES PALM BEACH COUNTY BANK

July 25, 2005 -- Cherry Hill, New Jersey -- Commerce Bancorp, Inc. (NYSE Symbol: CBH), “America’s Most Convenient Bank”, today announced its expansion into southeast Florida.

In addition, Commerce Bank announced an agreement to acquire Palm Beach County Bank, based in West Palm Beach, Florida, which will become the foundation for a 150-store expansion throughout southeast Florida. The acquisition price is $100± million, payable in Commerce Bancorp stock. Closing is estimated for the fourth quarter of 2005.

America’s Fastest Growing Bank will now be serving America’s premier growth market.

ABOUT PALM BEACH COUNTY BANK

Palm Beach County Bank is privately held with $350 million in assets and seven offices. Launched in 1999, the bank is headed by Founder and CEO Calvin Cearley and has an enviable record of serving the local Palm Beach market. Palm Beach County Bank’s hometown, community banking philosophy made it a natural merger partner for Commerce, which has a similar heritage.

The entire Palm Beach County Bank management team, including CEO Calvin Cearley and President William Martin, will continue with the expanded organization. Commerce expects to retain all of the current Palm Beach County Bank employees and plans to hire an additional 500 employees over the next 18 months.

Calvin Cearley, CEO of Palm Beach County Bank, commented, “We are thrilled to be joining one of America’s most successful retailers. As ‘the local bank’ for Palm Beach County, our merger with Commerce will bring to Florida a unique combination of local banking and America’s best bank. Our customers will now have access to 350+ offices in eight states and an expanded range of commercial, retail, and wealth management services.”

Commerce will convert Palm Beach County Bank’s seven retail offices into Commerce Bank stores effective January 1, 2006, when Commerce customers throughout America will be able to visit a Commerce Bank in Florida.

Commerce Founder and Chairman Vernon W. Hill said, “We are proud to be acquiring this premier community bank, and we are excited about the ability to rapidly expand the unique Commerce Bank model throughout Florida beginning with southeast Florida. Florida is a natural extension of our New York and Philadelphia markets, where the Commerce brand already is widely recognized and very successful.”

FLORIDA EXPANSION

Commerce Bank’s expansion plans for the next five years in southeast Florida include:

•	The construction of 150+ new retail stores in Palm Beach, Broward, Miami-Dade and Martin Counties

•	The conversion of the existing seven (7) Palm Beach County Bank offices to Commerce Bank stores effective January 1, 2006

•	The construction of 10 to 15 new Commerce Bank stores in 2006, increasing to 20 to 25 a year thereafter. Commerce presently has 10+ sites under development in Palm Beach and Broward Counties.

•	The creation of a major commercial lending team

•	The creation of a private bank group

•	The creation or acquisition of an insurance brokerage agency

SOUTHEAST FLORIDA MARKET

Southeast Florida is one of the most dynamic growth markets in America:

•	Total Population	5.3 Million

•	Projected 5 Yr. Growth Rate	10%

•	Total Bank Deposits	$127 Billion

THE UNIQUE COMMERCE MODEL

Commerce’s success is a unique business strategy that incorporates the best practices of the nation’s leading consumer-focused retailing companies. As “America’s Most Convenient Bank,”Commerce looks different, thinks different and provides a truly different banking experience. The Bank’s model emphasizes the importance of providing customers with convenient, quality financial services, whenever, wherever and in whatever way they may want them. Commerce’s hallmark products and services available at all stores and soon in Florida include:

• Seven-day branch banking

• Free personal checking

• Free Commerce Check Card, a combination ATM / Visa® debit card

• World-wide surcharge-free ATM service

• Free Penny Arcade coin counting machines

• Convenient Internet banking and stock trading at www.commerceonline.com

• 1-800-YES-2000SM, a full-service, 24-hour bank-by-phone system

• The end of stupid bank rules

ABOUT COMMERCE BANK

Commerce Bank is a leading retailer of financial services with $33 billion in assets and 330+ convenient stores, including:

Metro New York:	$16 billion in assets in 181 stores throughout New York, New Jersey and Connecticut, growing with the addition of 30+ stores per year

Metro Philadelphia:	$14 billion in assets in 150 stores in Pennsylvania and New Jersey

Metro Washington/Baltimore:	The Company’s newest market with the opening of the first two of 200 planned stores in DC, Virginia and Maryland

Headquartered in Cherry Hill, New Jersey, Commerce employs 12,500+ team members and is creating 1,800+ new career positions each year.

Commerce is the fastest growing major bank in America, with a five-year compounded annual growth rate of 39% per year.

Commerce Bancorp stock is traded on the New York Stock Exchange under “CBH” and has produced one of the highest shareholder returns.

Compounded Annual Shareholder Return

	Commerce	S&P Index

1 Year	+12%	+6%
5 Years	+23%	-2%
10 Years	+28%	+10%

For more information about Commerce, please visit the Company’s website:
commerceonline.com

Conference Call Details:

Commerce’s management will host a conference call on Tuesday, July 26, 2005, at 9:00 a.m. (Eastern Time) to discuss the acquisition and the Company’s expansion plans. Interested individuals are encouraged to call in beginning at 8:30 a.m. by dialing 800-811-8845 (Leader: C. Edward Jordan, Jr.). Individuals calling from outside the United States should dial 913-981-4905 (Leader: C. Edward Jordan, Jr.). A replay of the call will be available for five (5) calendar days beginning the afternoon of July 26 by dialing 888-203-1112 (Domestic) or 719-457-0820 (International) and entering a confirmation code #8467231.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Commerce website at www.commerceonline.com. The webcast will be hosted under “Investor Relations located on the home page of the website. Beginning the afternoon of July 26, 2005, listeners may access an archived version of the presentation on the “Investor Relations” page.

Forward-Looking Statements
The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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